Digirad Corporation Reports 2011 First Quarter Financial Results

Cash and Investments Hit $30.6 Million; ergo(TM) Portable Camera Sales Increase

POWAY, CA -- (Marketwire - May 06, 2011) - Digirad Corporation (NASDAQ: DRAD) today reported first quarter revenue of $14.2 million and an ending cash and available-for-sale securities balance of $30.6 million at March 31, 2011.

Digirad CEO Todd Clyde stated, "We are off to a solid start in 2011. Our service business is now benefitting from a stable reimbursement environment and we have begun to add new customers as well as expand the service offering to a broader group of those practices. In addition, interest in our new ergo™ general purpose portable imaging system continued to grow in Q1 as we performed on-site demonstrations with potential customers. Despite the positive feedback indicating that the ergo product is addressing a portable need in hospitals, the sales cycle in that environment is longer than it is in the physician office market."

Clyde continued, "We expect to see consolidated revenue growth in 2011, especially as we enter the second half as several market initiatives gain traction -- resulting in improving margins and profitability."

First Quarter 2011 Summary

  Total revenue for the first quarter of 2011 was $14.2 million, compared to $15.1 million in the prior year and $14.7 million in the traditionally strong fourth quarter. DIS-only revenue for the first quarter of 2011 was $9.6 million, compared to $10.7 million for the same period of the prior year and $9.4 million in the prior quarter. Product revenue for the first quarter of 2011 was $4.6 million, compared to $4.3 million for the same period of the prior year and $5.2 million in the prior quarter.
  Gross profit for the first quarter of 2011 was $3.5 million, or 24.8 percent of revenue, compared to $3.4 million, or 22.4 percent of revenue, in the same period of the prior year and $3.6 million, or 24.6 percent of revenue, in the prior quarter.
  Net loss for the first quarter of 2011 was $0.4 million, or $0.02 loss per share, compared to net loss of $1.2 million, or $0.07 loss per share, in the same period of the prior year and a net loss of $0.6 million, or $0.03 loss per share, in the prior quarter.
  Cash and cash equivalents and available-for-sale securities totaled $30.6 million, or $1.64 per share as of March 31, 2011. Cash and cash equivalents and available-for-sale securities totaled $30.2 million, or $1.63 per share as of December 31, 2010.
  During the first quarter of 2011, DIS asset utilization was 58 percent on 131 systems (nuclear and ultrasound), compared to 62 percent on 135 systems (nuclear and ultrasound) in the prior year and 58 percent on 132 systems (nuclear and ultrasound) in the prior quarter.

Richard Slansky, CFO, added, "We generated positive cash from operations of approximately $0.5 million in the first quarter and ended the 2011 first quarter with a total cash and investments position of $30.6 million. Total operating expenses continued to decline year-over-year as a function of cost reduction measures implemented in the past 2 years, and we anticipate maintaining strict controls on spending -- even as we invest in new opportunities for growth and expansion."

"To repeat our goals for 2011," Clyde concluded, "We expect to: 1) generate free cash flow for the full year 2011; 2) increase ergo sales by further driving imaging to the point of care; 3) expand margins in both our Product and DIS businesses; and 4) achieve consolidated top-line revenue growth in the second half of the year."

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management's outlook. The call may be accessed by dialing 877-941-2068 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation
Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded product and service offerings, including, the addition of the first large-field-of-view, solid state portable camera to the hospital marketplace, and our ability to generate positive cash flow in 2011. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

                            Digirad Corporation
                   Consolidated Statements of Operations
            (Unaudited and in thousands, except per share data)

                                                     Three Months Ended
                                                          March 31,
                                                 --------------------------
                                                     2011          2010
                                                 ------------  ------------
Revenues:
  DIS                                            $      9,596  $     10,723
  Product                                               4,579         4,346
                                                 ------------  ------------
    Total revenues                                     14,175        15,069
Cost of revenues:
  DIS                                                   7,762         8,803
  Product                                               2,894         2,894
                                                 ------------  ------------
    Total cost of revenues                             10,656        11,697
                                                 ------------  ------------

Gross profit                                            3,519         3,372
Operating expenses:
  Research and development                                708           725
  Marketing and sales                                   1,424         1,630
  General and administrative                            2,104         2,262
  Amortization of intangible assets                        94           132
  Restructuring (gain) loss                              (164)           --
                                                 ------------  ------------
    Total operating expenses                            4,166         4,749
                                                 ------------  ------------
Loss from operations                                     (647)       (1,377)
Other income (expense):
  Interest income                                         208           122
  Interest expense                                        (13)           (2)
  Other income                                             65            22
                                                 ------------  ------------
    Total other income                                    260           142
                                                 ------------  ------------
Net loss                                         $       (387) $     (1,235)
                                                 ============  ============

Net loss per common share - basic and diluted    $      (0.02) $      (0.07)
                                                 ============  ============
Weighted average shares outstanding - basic and
 diluted                                               18,943        18,670
                                                 ============  ============

Stock-based compensation expense is included in
 the above as follows:

  Cost of DIS revenue                            $          4  $          7
  Cost of Product revenue                                  29            11
  Research and development                                 22             9
  Marketing and sales                                      36            19
  General and administrative                              136           130
                                                 ------------  ------------
Total stock-based compensation expense           $        227  $        176
                                                 ------------  ------------

                            Digirad Corporation
                        Consolidated Balance Sheets
                    (In thousands, except share amounts)

                                                   March 31,   December 31,
                                                     2011          2010
                                                 ------------  ------------
                                                  (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                      $     21,586  $     20,459
  Securities available-for-sale                         8,974         9,788
  Accounts receivable, net                              8,181         7,527
  Inventories, net                                      5,529         5,432
  Other current assets                                  1,426         1,038
                                                 ------------  ------------

Total current assets                                   45,696        44,244
Property and equipment, net                             6,385         7,185
Intangible assets, net                                    714           808
Goodwill                                                  184           184
                                                 ------------  ------------

  Total assets                                   $     52,979  $     52,421
                                                 ============  ============

Liabilities and stockholders' equity
Accounts payable                                 $      2,427  $      1,871
Accrued compensation                                    2,156         1,600
Accrued warranty                                          372           378
Deferred revenue                                        2,116         2,379
Other accrued liabilities                               2,141         2,096
                                                 ------------  ------------

  Total current liabilities                             9,212         8,324
Deferred rent                                             138           138
                                                 ------------  ------------

  Total liabilities                                     9,350         8,462
                                                 ------------  ------------

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value: 10,000,000
 shares authorized; no shares issued or
 outstanding                                               --            --
Common stock, $0.0001 par value: 80,000,000
 shares authorized; 18,640,228 and 18,597,311
 shares issued and outstanding (net of treasury
 shares) at March 31, 2011 and December 31,
 2010, respectively                                         2             2

Treasury stock, at cost; 573,218 shares at March
 31, 2011 and December 31, 2010                        (1,039)       (1,039)
Additional paid-in capital                            155,012       154,785
Accumulated other comprehensive income                   (107)           63
Accumulated deficit                                  (110,239)     (109,852)
                                                 ------------  ------------

  Total stockholders' equity                           43,629        43,959
                                                 ------------  ------------

  Total liabilities and stockholders' equity     $     52,979  $     52,421
                                                 ============  ============

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Richard Slansky
CFO
858-726-1600
ir@digirad.com